UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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NOBLE CORPORATION plc

(Name of Registrant as Specified In Its Charter)

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Noble Corporation plc Compensation Overview April 7, 2016

2015 Financial and
Operational Highlights

Transforming our fleet into one of the most
modern in the industry
Lowering the average age of fleet from 25 years in
2013 to 10 years in February 2016
Strengthening our position to weather current
market challenges
Securing contract backlog of $6.9 billion at 12/31/15
Achieving financial success and returning value
2015 Adjusted EPS from continuing operations rose
17% to $2.59*
Debt to total capitalization ratio declined from 40%
to 38% during 2015
Operating costs declined 18% during 2015
Paid 2015 dividends of $316m
Operating at a high level of safety/efficiency
*See last slide for non-GAAP adjustments

The Current Environment

Market Realities:
Crude oil price decline of more than 66% from 3Q 2014
to 1Q 2016
Oversupply of drilling rigs during period of slackening
demand
Noble Reality:
Created modern, high-specification fleet with a
commercial competitive advantage
Secured large backlog with $2.2b coverage for 2016 and
significant contract coverage in 2017 and beyond
Reduced operating costs through strict cost control
efforts and lower capital expense costs as newbuild
program is completed and rigs are deployed

Current Noble Position among
Offshore Drillers

Noble now positioned to:
Weather current market challenges
Exploit commercial advantage from our
technically advanced and young fleet
Reap benefits of advantageous capital position
and backlog compared to peer companies
Take advantage of opportunities during down
cycle
We don’t control oil price but have
strategically controlled our position in
industry

Our Compensation Program
and 2015 Highlights, cont.

Noble pays for performance
Competitive base salary
Held 2015 and 2016 base salary at 2014 levels for all named
executives
Reduced the 2015 total reported compensation to CEO by 19%
between 2015 and 2014
Short-term incentive plan (STIP) tied to annual
operating and safety performance vs. defined
goals
Cut STIP award by 25% from the level available for award in
2015
CEO 2015 STIP award 34% less than 2014 award
Appropriately focused achievement goals

Our Compensation Program
and 2015 Highlights
Long-term equity awards at risk and tied to
relative total shareholder returns (TSR)
Reduced the grant value of 2015 and 2016 CEO/CFO long-
term incentive awards by 10% from 2013 value
Properly aligned results: officers forfeited 43.67% of 2013-
2015 performance cycle LTI awards and 100% and 54.66%,
respectively, of LTI awards in previous two performance cycles
Other Compensation Issues
Ended the payment of expatriate benefits for all NEOs in 3Q
2015 --
reduction of $1m to CEO on an annualized basis
Noble is committed to maintaining best
governance practices

Proxy Advisory Considerations

Split in proxy advisor recommendations:
Glass Lewis “FOR”
ISS “Against”
Principal ISS Objection –
Negative TSR
Cyclical commodity based business experiencing precipitous
drop in oil price
Noble management has put company in very strong position
relative to peers during current downturn
Noble TSR is strong compared to drilling company peers
Compensation Committee believes that long-term executive
incentives important in cyclical downturns
Compensation Committee is addressing scale and absolute
level of compensation in downturn

Increase in number of shares
in 2015 Incentive Plan

Noble is seeking an increase of 9.5m shares for
the 2015 Incentive Plan
Shares depleted sooner than anticipated because of
decline in share price closely correlated to decline in oil
price
Plan has state-of-the-art governance best practices and
approval was recommended by ISS and Glass Lewis in
2015 when originally adopted
We have highly disciplined grant practices
Three year burn rate falls between 1.06% and 2.17%,
well below ISS cap of 3.12%
New shares would represent 3.91% of outstanding
Since
spin-off
in
2014,
negative
dilution
of
4.35%
Half of equity awards at risk and meaningful holding rule

Increase in number of shares
in 2015 Incentive Plan
At current share price, the requested number
of shares would likely be sufficient to allow us
to make two years of equity awards
If the increase is not approved, we will
effectively be unable to provide equity
compensation in the next annual granting
cycle in 2017 and beyond
If equity compensation is not available, we
could lose high performing employees or be
forced to use cash-based long-term incentives

Non-GAAP Adjustment
Non-GAAP Adjustments from Slide 2
EPS as shown excludes the impact of impairment charge in 2015 and 2014 and a 2015 gain from a contract cancellation and
arbitration settlement (2015 EPS including such impairment and gains --
$2.06 and 2014 EPS including such impairment –
a loss
of $0.60).
EPS excluding the impact of impairment charge and the gain from a contract cancellation and arbitration settlement is a non-GAAP financial measure.  A reconciliation to the most comparative GAAP measure is set forth on the Company’s website at
www.noblecorp.com
in
the
Investor
Relations
section
under
2016
proxy statement.

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